Exhibit 10.3

                               AMENDMENT NO. 1 TO
                                    AGREEMENT


This Amendment No. 1 (the "Amendment No. 1") to that certain Agreement (the "Agreement") made by and between Landlord/Lessor, Slavko Didic shall be referred to as "LANDLORD" and Tenant(s)/Lessee, Miami Days Corp. , shall be referred to as "RENTER." is made this 15th day of November, 2012.

     WHEREAS, the parties entered into the Agreement on August 7, 2012;

     WHEREAS, the parties wish to amend the Agreement, as set forth herein.

     NOW THEREFORE, in consideration of covenants and agreements contained herein and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

     1. Definitions. Unless the context otherwise provides, all defined terms used herein shall have the meaning assigned to them in the Agreement, and the Agreement shall continue to apply and be effective unless as amended hereby.

     2. Amendment to Section 2 of the Agreement. Section of the Agreement is hereby amended to add the following sentence:

The LANDLORD agrees to suspend the monthly rent payment of $1,000 until RENTER raises the necessary funds needed to start operations. LANDLORD will retain the payment of $2,000 which is non refundable and includes the security deposit and first month's rent. Renter agrees not to occupy the premises until rent payments resume. RENTER may occupy the premises once the rent payments resume by providing 15 days notice of the move in to the LANDLOARD.

     3. Continuing Effect of the Agreement. Except as specifically set forth herein, the Agreement shall remain in full force and effect and shall not be waived, modified, superseded or otherwise affected by this Amendment No. 1. This Amendment No. 1 is not to be construed as a release, waiver or modification of any of the terms, representations, warranties, covenants, rights or remedies set forth in the Patent License Agreement, except as specifically set forth herein.

     4. Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Nevada.

     5. Counterparts. This Amendment No. 1 may be executed in several counterparts, by telecopied facsimile and scanned e-mail attachment, and each such executed counterpart, telecopied facsimile or scanned e-mail attachment shall constitute one and the same Amendment No. 1. Page 1 of 2

     6. Effective Date. This Amendment has been executed by the parties hereto as of the day and year first written.


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     7. Entire Agreement. The Agreement and this Amendment No. 1 contain all of the terms and conditions agreed upon by the parties relating to the subject matter of the Agreement and supersede all prior agreements, negotiations, correspondence, undertakings, and communications of the parties, whether oral or written, respecting that subject matter.

IN WITNESS WHEREOF, the LANDLORD and the RENTER have executed this Amendment No. 1 in duplicate originals by their respective officers.

Slavko Didic                                    MIAMI DAYS CORP.


By: /s/ Slavko Didic                            By: /s/ Bojan Didic
   -----------------------------                   -----------------------------
Name:  Slavko Didic                             Name:  Bojan Didic
Title: Landlord                                 Title: President







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